As filed with the Securities and Exchange Commission on May 11, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROYCE GLOBAL VALUE TRUST, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROYCE GLOBAL VALUE TRUST, INC.

745 Fifth Avenue

New York, New York 10151

May 11, 2020

Dear Stockholders of Royce Global Value Trust, Inc.:

A special meeting of stockholders of Royce Global Value Trust, Inc., a Maryland corporation (the “Fund”), is scheduled to be held at the offices of the Fund at 745 Fifth Avenue, 23rd Floor, New York, New York, 10151 at 3:30 p.m. (Eastern time) on Tuesday, July 14, 2020 to vote on the proposal listed in the enclosed Proxy Statement.  However, as we are concerned about your health and safety during the current COVID-19 pandemic, we intend to monitor the recommendations of public health officials and governmental restrictions as the situation continues to evolve. If we decide to hold the special meeting at a different time, in a different location, or partially or entirely by means of remote communication (i.e., a virtual meeting), we will provide timely notice of any such change in the manner discussed in these proxy materials.  In the event we decide to hold a virtual meeting rather than an in-person meeting, such notice will include important information regarding the virtual meeting, including how to access, participate in, and vote at, such virtual meeting.

As you know, Royce Investment Partners (“Royce”)1 serves as the investment adviser to the Fund. Royce’s indirect parent company, Legg Mason, Inc. (“Legg Mason”), has entered into an agreement with Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, pursuant to which Franklin Templeton will, subject to approval by Legg Mason’s stockholders and satisfaction of other conditions, acquire Legg Mason along with Legg Mason’s ownership interest in Royce. Royce will continue to operate on a standalone basis after the completion of the transaction. In addition, the transaction will not result in any changes to the Fund’s portfolio management personnel, investment objective, principal investment strategy, or investment restrictions.

The transaction will, however, result in the termination of the Fund’s current investment advisory agreement in accordance with its terms as required by applicable law. In order for the Fund’s operations to continue uninterrupted after the transaction, we are asking the Fund’s stockholders to approve a new investment advisory agreement. The Board of Directors of the Fund has already approved the new agreement. It is important to note that: (i) the terms and conditions of the new investment advisory agreement for the Fund will be substantially identical to those of its current investment advisory agreement and (ii) the Fund’s contractual investment advisory fee rate will remain the same under its new investment advisory agreement.

As you may be aware, Bulldog Investors, LLC (“Bulldog”) and Saba Capital Management, L.P. (collectively with certain of its affiliates, “Saba”) have each filed proxy materials soliciting proxies in opposition to the proposal to approve a new investment advisory agreement for the Fund. You may receive solicitation materials from Bulldog and Saba, including proxy statements and green or gold proxy cards. We urge you to disregard such materials. The Fund requests that stockholders not sign or return or vote on any color proxy cards other than the WHITE proxy card provided with the enclosed Proxy Statement. We are not responsible for the accuracy of any information provided by or relating to Bulldog or Saba contained in solicitation materials filed or disseminated by or on behalf of Bulldog or Saba or any other statements made by or on behalf of Bulldog or Saba or any of their respective representatives.

The Board of Directors of the Fund recommends that you vote “FOR” the proposal to approve a new investment advisory agreement for the Fund on the enclosed WHITE proxy card.

1 Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners.

The enclosed materials explain the proposal to approve a new investment advisory agreement for the Fund in more detail and I encourage you to review them carefully. As a stockholder, your vote is important, and we hope that you will respond as soon as possible to ensure that your shares will be represented and voted at the special meeting. You may authorize a proxy to vote your Fund shares by following the instructions on the enclosed WHITE proxy card to use one of the methods referenced below:

●	Touch-tone telephone;
●	Internet; or
●	Returning the enclosed WHITE proxy card in the postage-paid envelope.

You may also vote in person at the special meeting.

We urge you to use the vote authorization methods described above even if you plan to attend the special meeting, so that if you are unable to attend the special meeting, your shares will be represented at the special meeting.  Voting now will not limit your right to change your vote or to attend the special meeting. If you attend the special meeting and vote during the special meeting, this action will revoke any previously delivered proxy as described in the enclosed Proxy Statement. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares.

Please call Shareholder Services at 1-800-841-1180 with any questions you may have about the proposal to approve a new investment advisory agreement for the Fund or the enclosed Proxy Statement. If you need assistance voting, please contact our proxy solicitor, Innisfree M&A Incorporated, by calling (877) 825-8906 (toll-free in North America).

As always, thank you for your continued support of our work. We look forward to serving you for many years to come.

Sincerely,

Christopher D. Clark
President of Royce Global Value Trust, Inc.

TABLE OF CONTENTS

		Page
Questions and Answers		2
Notice of Special Meeting of Stockholders		7
Proxy Statement		9
Background of the Solicitations		11
Proposal 1 -	Approval of a New Investment Advisory Agreement with Royce Investment Partners	12
Introduction		12
Description of the Transaction		12
Information Concerning Royce, Legg Mason, and Franklin Templeton		13
Impact of Transaction on Services Provided to the Fund		13
Information About the Current Agreement		13
Terms of New Investment Advisory Agreement and Comparison of New Investment Advisory Agreement with Current Agreement		13
Possible Interim Investment Advisory Agreement		15
Board Evaluation		15
Section 15(f) of the 1940 Act		20
Additional Information		20
General		20
Share Ownership Information and Interest of Certain Persons in Matters to be Acted Upon		20
Solicitation of Proxies		20
Inspector of Election		21
Quorum		21
Required Vote		21
Adjournment or Postponement of Meeting		21
Information about Royce, Its Affiliated Broker-Dealer, Fees Paid by the Fund to Royce and its Affiliates, and Other U.S. Registered Investment Companies Advised by Royce		22
Fiscal Year		22
Stockholder Proposals		22
Householding of Proxy Materials		23
Forward-Looking Statements		23
Other Business		23

Appendix A	Information Regarding Current Investment Advisory Agreement
Appendix B	Form of New Investment Advisory Agreement
Appendix C	Security Ownership of Certain Beneficial Owners
Appendix D	Information Regarding Members of Royce’s Board of Managers, Royce’s Principal Executive Officers, and Officers and Certain Directors of Royce
Appendix E	Information Regarding Amounts and Brokerage Commissions Paid by Fund to Royce and its Affiliates
Appendix F	Information Regarding Other Funds Advised or Subadvised by Royce

IMPORTANT NEWS FOR STOCKHOLDERS OF ROYCE GLOBAL VALUE TRUST, INC.

While we encourage you to read the full text of the enclosed Notice of Special Meeting and Proxy Statement, for your convenience, we have provided a brief overview of these materials.

QUESTIONS AND ANSWERS

Q.	Why did you send me this booklet?

A.

This booklet contains a Notice of Special Meeting of Stockholders of Royce Global Value Trust, Inc., a Maryland corporation (the “Fund”).  The booklet also contains a Proxy Statement that describes the matters to be considered at the special stockholder meeting and provides related information.  You are receiving these proxy materials because you own, directly or through a broker-dealer, bank, or other intermediary, shares of the Fund.  As such a stockholder, you have the right to vote on the proposal with respect to all Fund shares owned by you as of the close of business on the record date, May 1, 2020.

Q.	Who is asking for my vote?
A.

The Board of Directors of the Fund (the “Board”) is asking you to vote at the special meeting on the proposal to approve a new investment advisory agreement for the Fund.  The Board oversees the business and affairs of the Fund and is required by law to act in what the Board believes to be the best interests of the Fund.

Q.	What am I being asked to consider in connection with the special meeting?
A.	You are being asked to consider and vote on a proposal to approve a new investment advisory agreement with Royce Investment Partners (“Royce”)[2] with respect to the Fund.
Q.	Why am I being asked to vote on a new investment advisory agreement for the Fund?
A.

As you know, Royce serves as the investment adviser to the Fund. Royce is a majority-owned, indirect subsidiary of Legg Mason, Inc. (“Legg Mason”). Legg Mason has entered into an agreement with Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, pursuant to which Franklin Templeton will acquire Legg Mason along with Legg Mason’s ownership interest in Royce. Upon completion of the transaction, Royce will become a majority-owned, indirect subsidiary of Franklin Templeton. The transaction will result in what is commonly called a “change of control” of Royce and will cause the Fund’s current investment advisory agreement to terminate in accordance with its terms as required by applicable law. The transaction will not be completed unless certain conditions are met. One of these conditions is that investment advisory clients of Royce and Legg Mason’s other investment subsidiaries representing a specified percentage of Legg Mason’s overall revenue consent to the continuation of their investment advisory relationships after completion of the transaction. This includes approval of a new investment advisory agreement to be effective upon completion of the transaction by stockholders of the Fund.

2  Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners.

Q.	How does the Fund’s new investment advisory agreement differ from its current investment advisory agreement?

A.

The Fund’s new investment advisory agreement will be substantially identical to its current investment advisory agreement, except for the date of execution, effectiveness, and termination, and certain non-material updating changes.

Q.	Will the contractual investment advisory fee rate for the Fund increase upon the completion of the transaction?

A.	No. The contractual investment advisory fee rate for the Fund will remain the same upon completion of the transaction.

Q.

Will the transaction or the Fund’s new investment advisory agreement result in any material changes to Royce’s operations or to the Fund’s portfolio management personnel, investment objective, principal investment strategy, or investment restrictions?

A.

No. Neither the transaction nor the Fund’s new investment advisory agreement will result in any material changes to Royce’s operations as Royce will continue to operate on a standalone basis upon completion of the transaction and implementation of the Fund’s new investment advisory agreement. In addition, the transaction and the Fund’s new investment advisory agreement will not result in any material changes to the Fund’s portfolio management personnel, investment objective, principal investment strategy, or investment restrictions.

Q.	How does the Board recommend that the Fund’s stockholders vote on the proposal to approve a new investment advisory agreement for the Fund?

A.	After careful consideration, the Board unanimously recommends that the Fund’s stockholders vote “FOR” the proposal to approve a new investment advisory agreement for the Fund.

Q.	What is the required stockholder vote for approval of the Fund’s new investment advisory agreement?

A.	Stockholder approval of the Fund’s new investment advisory agreement requires the affirmative vote of the lesser of:

●	more than 50% of the Fund’s outstanding shares; or
●	67% or more of the Fund’s shares present at the special meeting, if the holders of more than 50% of the Fund’s shares are present, in person or by proxy, at such special meeting.

Q.	When is the Fund’s new investment advisory agreement expected to go into effect?

A.

Assuming the Fund’s new investment advisory agreement receives the required stockholder approval, such agreement will go into effect upon completion of the transaction (i.e., when Royce becomes a majority-owned, indirect subsidiary of Franklin Templeton). Such transaction is expected to close later this year.

Q.	What happens if the Fund’s new investment advisory agreement does not receive the required stockholder approval?

A.

If the Fund’s new investment advisory agreement does not receive the required stockholder approval and the sale of Legg Mason to Franklin Templeton is completed, the Fund’s new investment advisory agreement will not go into effect and the Fund’s current investment advisory agreement will terminate in accordance with its terms as required by applicable law. In such an event, the Board would implement an interim investment advisory agreement with Royce for a period of no more than 150 days after completion of the transaction in order to continue to solicit proxies for the approval of a new investment advisory agreement for the Fund. The Board has approved an interim investment advisory agreement for the Fund to provide for maximum flexibility for its future.

Q.	Will there be any changes to the Fund’s custodian or other service providers as a result of Franklin Templeton’s acquisition of Legg Mason?

A.	No. There will not be any changes to the Fund’s custodian or other service providers as a result of Franklin Templeton’s acquisition of Legg Mason.

Q.	Is the Fund paying for these proxy materials?

A.

No. All costs associated with these proxy materials and the special meeting, including proxy solicitation costs, legal fees, and the costs of printing and mailing the proxy materials, will be borne by Legg Mason (and not by the Fund).

Q.	Will my vote make a difference?

A.

Yes. Your affirmative vote is needed to ensure that the proposal to approve a new investment advisory agreement for the Fund receives the required stockholder approval at the special meeting. The Board encourages you to participate in the governance of the Fund.

Q.	What is a “proxy”?

A.

A proxy is your legal designation of another person to vote the shares of the Fund’s common stock owned by you. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

Q.	How do I vote or authorize a proxy to vote my shares?

A.	For your convenience, there are several ways you can vote or authorize a proxy to vote on your behalf:

●	By touch-tone telephone;
●	By Internet;
●	Mark your voting preference, sign, and return the enclosed WHITE proxy card in the postage-paid envelope; or
●	In person

Your vote is very important. To assure that your shares are represented at the special meeting, we urge you, as soon as possible, to authorize a proxy to vote on your behalf by completing, signing and dating the enclosed WHITE proxy card and mailing it in the enclosed postage-paid envelope, or by following the instructions on the WHITE proxy card to use the Internet or telephone vote authorization options, whether or not you plan to attend the special meeting in person.

If your bank, broker or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive instructions from such holder of record about how to vote your shares. You must follow these instructions in order for your shares to be voted. We urge you to instruct your broker or other nominee, by following the instructions on the enclosed WHITE voting instruction form, to vote your shares in line with the Board’s recommendation. Please contact your broker, bank or other holder of record to determine the applicable deadlines.

If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), and you do not instruct your bank, broker or other nominee how to vote your shares, then your bank, broker or other nominee may not have discretionary authority to vote your shares on the matters to come before the special meeting. Therefore, we strongly encourage you to authorize your bank, broker or other nominee to vote your shares by following the instructions provided on the WHITE voting instruction form today.

Q.	How will shares be voted by the WHITE proxy card?
A.

The shares represented by any proxy card that is properly executed and timely received by the Fund will be voted in accordance with the specifications made thereon. Where a choice has been specified on the WHITE proxy card with respect to the proposal to approve a new investment advisory agreement for the Fund, the shares represented by the WHITE proxy card will be voted in accordance with the specification. If you return a validly executed WHITE proxy card without indicating how your shares should be voted on such matter and you do not revoke your proxy, your proxy will be voted in accordance with the Board’s recommendation provided above. If any other matter should be presented at the special meeting upon which a vote may be properly taken, shares represented by all WHITE proxy cards received by the Fund will be voted with respect thereto at the discretion of the persons named as proxies on such WHITE proxy card.

Q.	What should I do if I receive a green or gold proxy card or other proxy materials?

A.

Bulldog Investors, LLC (“Bulldog”) and Saba Capital Management, L.P. (collectively with certain of its affiliates, “Saba”) have each filed proxy materials soliciting proxies in opposition to the proposal to approve a new investment advisory agreement for the Fund. You may receive solicitation materials from Bulldog and Saba, including proxy statements and green or gold proxy cards. We urge you to disregard such materials. The Fund requests that stockholders not sign or return or vote on any color proxy cards other than the WHITE proxy card provided with this Proxy Statement. We are not responsible for the accuracy of any information provided by or relating to Bulldog or Saba or contained in solicitation materials filed or disseminated by or on behalf of Bulldog or Saba or any other statements made by or on behalf of Bulldog or Saba or any of their respective representatives.

The Board unanimously recommends that you vote on the enclosed WHITE proxy card “FOR” the proposal to approve a new investment advisory agreement for the Fund. If you have previously submitted a green or gold proxy card sent to you by Bulldog or Saba, you can revoke that proxy over the Internet or by telephone by following the instructions on the enclosed WHITE proxy card or by completing, signing and dating the enclosed WHITE proxy card and mailing it in the enclosed postage-paid envelope up and until the special meeting. Only your latest dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the special meeting as described in the accompanying Proxy Statement.

Q.	When and where is the special meeting scheduled to be held?

A.

The special meeting of the Fund’s stockholders is scheduled to be held at the offices of the Fund at 745 Fifth Avenue, 23rd Floor, New York, New York, 10151 at 3:30 p.m. (Eastern time) on Tuesday, July 14, 2020. However, as we are concerned about your health and safety during the current COVID-19 pandemic, we intend to monitor the recommendations of public health officials and governmental restrictions as the situation continues to evolve. If we decide to hold the special meeting at a different time, in a different location, or partially or entirely by means of remote communication (i.e., a virtual meeting), we will provide timely notice of any such change by means of a press release, which will be posted on our website (http://www.royceinvest.com). We encourage you to check the website prior to the special meeting if you plan to attend the special meeting in person. An announcement of any change will also be filed on a timely basis with the Securities and Exchange Commission via its EDGAR system.  In the event we decide to hold a virtual meeting rather than an in-person meeting, such notice will include important information regarding the virtual meeting, including how to access, participate in, and vote at, such virtual meeting.

Q.	Whom do I call if I have questions?

A.

Please call Shareholder Services at 1-800-841-1180 with any questions you may have about the proposal to approve a new investment advisory agreement for the Fund or the enclosed Proxy Statement. If you need assistance voting, please contact our proxy solicitor, Innisfree M&A Incorporated, by calling (877) 825-8906 (toll-free in North America).  Banks and brokers may call collect at (212) 750-5833.

Please see your WHITE proxy card for specific instructions on how to authorize a proxy to vote on your behalf via touch-tone telephone or via the Internet.

It is important that you authorize a proxy to vote your Fund shares promptly. This will help save the costs of further solicitation.

Innisfree M&A Incorporated
Stockholders may call toll free: (877) 825-8906
Banks and Brokers may call collect: (212) 750-5833

ROYCE GLOBAL VALUE TRUST, INC.
745 FIFTH AVENUE
NEW YORK, NEW YORK 10151

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
SCHEDULED TO BE HELD ON JULY 14, 2020

To the Stockholders of Royce Global Value Trust, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Meeting”) of Royce Global Value Trust, Inc., a Maryland corporation (the “Fund”), is scheduled to be held at the offices of the Fund, 745 Fifth Avenue, 23rd Floor, New York, New York 10151 at 3:30 p.m. (Eastern time) on Tuesday, July 14, 2020 for the following purpose:

1.	To consider and vote upon the approval of the proposed Investment Advisory Agreement for the Fund

Pursuant to Maryland law and the Bylaws of the Fund, only the matters set forth in the Notice of Special Meeting, and procedural items relating to the matters set forth in the Notice of Special Meeting, may be brought before the Meeting.

The Board of Directors of the Fund has set the close of business on May 1, 2020 as the record date for determining those stockholders entitled to vote at the Meeting (or any postponement or adjournment thereof), and only holders of record at the close of business on that day will be entitled to vote at the Meeting (or any postponement or adjournment thereof).

The Fund’s Annual Report to Stockholders for the year ended December 31, 2019 was previously mailed to its stockholders, and copies are available upon request, without charge, by writing to the Fund at 745 Fifth Avenue, New York, New York 10151 or by calling 1-800-221-4268.

As you may be aware, Bulldog Investors, LLC (“Bulldog”) and Saba Capital Management, L.P. (collectively with certain of its affiliates, “Saba”) have each filed proxy materials soliciting proxies in opposition to the proposal to approve a new investment advisory agreement for the Fund. You may receive solicitation materials from Bulldog and Saba, including proxy statements and green or gold proxy cards. We urge you to disregard such materials. We are not responsible for the accuracy of any information provided by or relating to Bulldog or Saba contained in solicitation materials filed or disseminated by or on behalf of Bulldog or Saba or any other statements made by or on behalf of Bulldog or Saba or any of their respective representatives.

The Board of Directors of the Fund recommends that you vote “FOR” the proposal to approve a new investment advisory agreement for the Fund on the enclosed WHITE proxy card.

PLEASE NOTE: We are concerned about your health and safety during the current COVID-19 pandemic, and we intend to monitor the recommendations of public health officials and governmental restrictions as the situation continues to evolve. If we decide to hold the Meeting at a different time, in a different location, or partially or entirely by means of remote communication (i.e., a virtual meeting), we will provide timely notice of any such change by means of a press release, which will be posted on our website (http://www.royceinvest.com). We encourage you to check the website prior to the Meeting if you plan to attend the Meeting in person. An announcement of any change will also be filed on a timely basis with the Securities and Exchange Commission via its EDGAR system. In the event it is decided to hold a virtual meeting rather than an in-person meeting, such notice will include important information regarding the virtual meeting, including how to access, participate in, and vote at, such virtual meeting.

To save the expense of additional proxy solicitation, please mark your instructions on the enclosed WHITE proxy card, date and sign it, and return it in the enclosed envelope (which requires no postage if mailed in the United States), even if you expect to be present at the Meeting. You have been provided with the opportunity on your WHITE proxy card to give voting instructions via touch-tone telephone or the Internet, and you are encouraged to take advantage of these prompt and efficient vote authorization options. The accompanying proxy is solicited on behalf of the Board of Directors of the Fund, is revocable, and will not affect your right to vote in person in the event that you attend the Meeting. Please note that attendance alone without voting will not be sufficient to revoke a previously authorized proxy.

Please call Shareholder Services at 1-800-841-1180 with any questions you may have about the proposal to approve a new investment advisory agreement for the Fund or the enclosed Proxy Statement. If you need assistance voting, please contact our proxy solicitor, Innisfree M&A Incorporated, by calling (877) 825-8906 (toll-free in North America).  Banks and brokers may call collect at (212) 750-5833.

By Order of the Board of Directors of
Royce Global Value Trust, Inc.,

John E. Denneen
Secretary

May 11, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SPECIAL MEETING SCHEDULED TO BE HELD ON JULY 14, 2020:

THE PROXY STATEMENT AND YOUR FORM OF PROXY CARD ARE

AVAILABLE FREE OF CHARGE AT WWW.READOURMATERIALS.COM/RGT.

Innisfree M&A Incorporated
Stockholders may call toll free: (877) 825-8906
Banks and Brokers may call collect: (212) 750-5833

PROXY STATEMENT

ROYCE GLOBAL VALUE TRUST, INC.
745 FIFTH AVENUE
NEW YORK, NEW YORK 10151

SPECIAL MEETING OF STOCKHOLDERS
SCHEDULED TO BE HELD ON JULY 14, 2020

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Royce Global Value Trust, Inc., a Maryland corporation (the “Fund”), for use at a Special Meeting of Stockholders of the Fund (the “Meeting”), scheduled to be held at the offices of the Fund, 745 Fifth Avenue, 23rd Floor, New York, New York 10151 at 3:30 p.m. (Eastern time) on Tuesday, July 14, 2020 (or any postponement or adjournment thereof). This proxy statement (including all appendices attached hereto, this “Proxy Statement”) is dated May 11, 2020 and the approximate mailing date of this Proxy Statement and accompanying proxy card is May 15, 2020.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted “FOR” the approval of the new investment advisory agreement for the Fund. Pursuant to Maryland law and the Bylaws of the Fund, only the matters set forth in the Notice of Special Meeting, and procedural items relating to the matters set forth in the Notice of Special Meeting, may be brought before the Meeting. As of the date of this Proxy Statement, the Board knows of no business other than that set forth above to be transacted at the Meeting.

The Board of Directors of the Fund recommends that you vote “FOR” the proposal to approve a new investment advisory agreement for the Fund on the enclosed WHITE proxy card.

The enclosed materials explain the proposal to approve a new investment advisory agreement for the Fund in more detail and we encourage you to review them carefully. As a stockholder, your vote is important, and we hope that you will respond as soon as possible to ensure that your shares will be represented at the Meeting.

It is important that your shares be represented and voted at the Meeting. Whether or not you plan to attend the Meeting, please vote as soon as possible. We urge you to date, sign and return the WHITE proxy card in the postage-paid envelope provided to you, or to use the telephone or Internet method of voting described on your WHITE proxy card even if you plan to attend the Meeting, so that if you are unable to attend the Meeting, your shares can be voted. Voting now will not limit your right to change your vote or to attend the Meeting. You may revoke your proxy at any time before it is exercised by sending written instructions to the Secretary of the Fund at the Fund’s address indicated above or by filing a new proxy with a later date. If you attend the Meeting and vote during the Meeting, this action will revoke any previously delivered proxy as described in the enclosed Proxy Statement. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares.

The Board has set the close of business on May 1, 2020 (the “Record Date”) as the record date for determining those stockholders entitled to vote at the Meeting (or any postponement or adjournment thereof), and only holders of record at the close of business on that day will be entitled to vote at the Meeting (or any postponement or adjournment thereof). Stockholders of the Fund will vote as a single class on the proposal to approve a new investment advisory agreement for the Fund. Stockholders on the Record Date will be entitled to one vote for each share of common stock, par value $0.001 (“share”), held (proportional voting rights for fractional shares held), with no shares having cumulative voting rights. Stockholders are not entitled to any appraisal rights as the result of any matters to be considered at the Meeting.

Royce & Associates, LP serves as the investment adviser and administrator to the Fund and is a limited partnership organized under the laws of Delaware. Royce & Associates, LP primarily conducts its business under the name Royce Investment Partners (“Royce”).  The principal business address of Royce is 745 Fifth Avenue, New York, New York 10151.

Royce has retained Innisfree M&A Incorporated (“Innisfree”) to solicit proxies for the Meeting.

Innisfree M&A Incorporated
Stockholders may call toll free: (877) 825-8906
Banks and Brokers may call collect: (212) 750-5833

BACKGROUND OF THE SOLICITATIONS

On February 17, 2020, Legg Mason, Inc., the indirect parent of Royce, the Fund’s investment adviser, entered into an acquisition agreement with Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton. Pursuant to the agreement, Franklin Templeton will, subject to approval by Legg Mason, Inc.’s stockholders and satisfaction of other conditions, acquire Legg Mason, Inc., along with its ownership interest in Royce. Consummation of the transaction will result in the automatic termination of the Fund’s current investment advisory agreement in accordance with its terms as required by applicable law. In order for the operations of the Fund to continue uninterrupted after the transaction, we are asking the Fund’s stockholders to approve a new investment advisory agreement with Royce. The transaction and the new investment advisory agreement are described in further detail in Proposal 1 of this Proxy Statement.

On April 22, 2020, the Fund filed a preliminary proxy statement with the Securities and Exchange Commission (the “Commission”) for the Meeting, at which the Fund will seek stockholder approval for a new investment advisory agreement between the Fund and Royce on terms that are substantially identical to the terms of its current investment advisory agreement with Royce.  On May 11, 2020, the Fund filed this definitive proxy statement with the Commission.

Bulldog Investors, LLC

Bulldog Investors, LLC (“Bulldog”) filed a preliminary proxy statement with the Commission on April 7, 2020 in which it stated it is soliciting proxies from the Fund’s stockholders to vote their shares “against” the proposal to approve the new investment advisory agreement for the Fund.  Such filing was made prior to the Fund’s filing of its preliminary proxy statement, provided incorrect record and meeting dates, and incorrectly identified Legg Mason Partners Fund Advisor, LLC as the manager of the Fund and Royce as a subadvisor to the Fund.  Bulldog nonetheless encouraged stockholders to vote against the Fund’s proposal to approve the new investment advisory agreement to send a message to the Board. Bulldog has not reached out directly to the Fund regarding this or any related concerns. We understand that Legg Mason, Inc. has engaged with Bulldog regarding matters that are not directly related to the Fund.

Saba Capital Management, L.P.

On May 1, 2020, Saba Capital Management, L.P. (collectively with certain of its affiliates, “Saba”) filed a Schedule 13D with the Commission reporting beneficial ownership of approximately 13.2% of the Fund’s shares. Also, on May 1, 2020, Saba filed a preliminary proxy statement with the Commission in which Saba stated that it is soliciting proxies from the Fund’s stockholders to vote their shares “against” the proposal to approve the new investment advisory agreement. Saba has not reached out directly to the Fund regarding this or any related concerns. We understand that Legg Mason, Inc. has engaged with Saba regarding matters that are not directly related to the Fund.

PROPOSAL 1 - APPROVAL OF A
NEW INVESTMENT ADVISORY AGREEMENT WITH ROYCE INVESTMENT PARTNERS

At the Meeting, the Fund’s stockholders will be asked to approve a new investment advisory agreement with Royce for the Fund (the “New Agreement”).

Introduction

Royce is a majority-owned, indirect subsidiary of Legg Mason, Inc. (“Legg Mason”). You are being asked to approve a New Agreement for the Fund because the Fund’s current investment advisory agreement will terminate upon the sale of Legg Mason to Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton. This transaction, which will result in a “change of control” of both Legg Mason and Royce, is described in more detail below.

The Investment Company Act of 1940, as amended (the “1940 Act”), requires an investment advisory agreement of an investment company to provide for its automatic termination in the event of its “assignment” (as defined in the 1940 Act). A sale of a controlling block of an investment adviser’s “voting securities” (as defined in the 1940 Act) generally is deemed to result in an assignment of such investment adviser’s investment advisory agreements for purposes of the 1940 Act. The consummation of the transaction described below will constitute a sale of a controlling block of voting securities of Royce that will result in the automatic termination of the current investment advisory agreement between the Fund and Royce (the “Current Agreement”).

If the Fund’s stockholders approve the New Agreement prior to the consummation of the transaction, the New Agreement will become effective upon the consummation of the transaction. In the event that the transaction is not consummated, Royce will continue to serve as investment adviser to the Fund pursuant to the terms of the Current Agreement.

There will be no increase in the contractual investment advisory fee rate for the Fund as a result of the implementation of the New Agreement. The transaction is not expected to result in any diminution in the nature, extent, or quality of the services provided by Royce to the Fund.

Description of the Transaction

Legg Mason, Inc. is the indirect parent company of Royce. On February 17, 2020, Legg Mason entered into a definitive agreement (the “Transaction Agreement”) with Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, pursuant to which Franklin Templeton will acquire Legg Mason. Under the terms of the Transaction Agreement, Franklin Templeton will pay, in cash at closing, $50.00 per share of Legg Mason common stock and will assume approximately $2 billion of Legg Mason’s outstanding debt (the “Transaction”). The total value of the Transaction is approximately $6.5 billion. Upon completion of the Transaction, Royce will become a majority-owned, indirect subsidiary of Franklin Templeton.

Consummation of the Transaction is subject to certain terms and conditions, including, among others: (i) approval of the Transaction by Legg Mason stockholders; (ii) receipt of applicable regulatory approvals; and (iii) consent by investment advisory clients of Legg Mason’s investment affiliates, including Royce, representing a specified percentage of the revenue attributable to the assets under management for those clients to continue their advisory relationships with such Legg Mason investment affiliates, including Royce, following the consummation of the Transaction. This includes approval by Fund stockholders of the New Agreement to be effective upon completion of the Transaction, as described below. Subject to satisfaction or waiver of such terms and conditions, the Transaction is expected to close later in 2020.

As part of the Transaction, Franklin Templeton will preserve the investment autonomy of Legg Mason’s investment affiliates, including Royce. Upon consummation of the Transaction, Franklin Templeton will be one of the world’s largest independent, specialized global investment managers with a combined $1.5 trillion in assets under management (based on the assets under management of Franklin Templeton and Legg Mason as of January 31, 2020). The investment platform of the combined organization will be balanced between retail and institutional client assets under management. The combined organization will have greater scale, broader distribution capabilities, and new opportunities to grow. Approval of the New Agreement will assure continuity of the investment program selected by stockholders through their investments in the Fund and allow the Fund’s operations to continue uninterrupted after the completion of the Transaction.

Information Concerning Royce, Legg Mason, and Franklin Templeton

Royce. Royce, whose principal executive offices are at 745 Fifth Avenue, New York, NY 10151, is responsible for the management of the Fund’s assets. Royce has been investing in smaller-company securities with a value approach for more than 45 years. Royce’s assets under management were approximately $9 billion as of March 31, 2020.

Legg Mason. Legg Mason, whose principal executive offices are at 100 International Drive, Baltimore, Maryland 21202, is a financial services holding company that provides asset management and financial services through its investment affiliates. Legg Mason’s investment affiliates, including Royce, operate with investment independence and have specialized expertise across equity, fixed income, alternative and liquidity investments and markets around the globe. Legg Mason’s assets under management were approximately $730.8 billion as of March 31, 2020.

Franklin Templeton. Franklin Resources, Inc., whose principal executive offices are at One Franklin Parkway, San Mateo, California 94403, is a global investment management organization operating, together with its subsidiaries, as Franklin Templeton. Through specialized teams, Franklin Templeton has expertise across all asset classes, including equity, fixed income, alternatives and custom multi-asset solutions. Franklin Templeton has more than 600 investment professionals, who are supported by Franklin Templeton’s integrated, worldwide team of risk management professionals and global trading desk network, and has employees in over 30 countries. The common stock of Franklin Resources, Inc. is traded on The New York Stock Exchange (the “NYSE”) under the ticker symbol “BEN” and is included in the Standard & Poor’s 500 Index.

Impact of Transaction on Services Provided to the Fund

The Transaction is not expected to result in any diminution in the nature, extent, or quality of the services provided by Royce to the Fund and its stockholders. In particular, the Transaction is not expected to result in any material changes in the manner in which Royce provides services to the Fund. The Transaction also is not expected to result in any changes in the personnel providing portfolio management services to the Fund. Royce will be able to draw upon the resources of the combined Franklin Templeton, which will be one of the world’s largest independent asset managers with a broad distribution footprint.

Information About the Current Agreement

Royce has served as the Fund’s investment adviser since its inception and has managed the investment policies and made investment decisions for the Fund pursuant to the Current Agreement. Appendix A to this Proxy Statement contains certain information relating to the Current Agreement for the Fund, including:

●	the date of the Current Agreement;
●	the date on which the Current Agreement was last approved by the Fund’s stockholders;
●	the date on which the Board last approved the continuation of the Current Agreement; and
●	the contractual investment advisory fee rate payable by the Fund to Royce under the Current Agreement.

Terms of New Investment Advisory Agreement and Comparison of New Investment Advisory Agreement with Current Agreement

The terms of the New Agreement for the Fund are substantially identical to the terms of the Current Agreement for the Fund, except for the date of execution, effectiveness, and termination and certain non-material updating changes, as described in more detail below.  The contractual investment advisory fee rate for the Fund under its New Agreement is identical to the Fund’s contractual investment advisory fee rate under its Current Agreement. A form of the New Agreement for the Fund is set forth as Appendix B to this Proxy Statement.

Under the New Agreement (as is the case under the Current Agreement), Royce:

●	determines the composition of the portfolio of the Fund, the nature and timing of the changes therein, and the manner of implementing such changes;
●	provides the Fund with such investment advisory, research, and related services as the Fund may, from time to time, reasonably require for the investment of its assets;
●

performs the duties outlined in the immediately preceding two bullet points in accordance with the applicable provisions of the Fund’s charter, Bylaws, and stated investment objectives, policies and restrictions and any directions it may receive from the Board;

●	pays all expenses which it may incur in performing the above-described duties; and
●

is authorized, to the fullest extent now or subsequently permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if Royce determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund and its other accounts.

Under the New Agreement (as is the case under the Current Agreement), the Fund:

●	is responsible for determining the net asset value of its shares, and for all of the Fund’s other operations; and
●

shall pay all administrative and other costs and expenses attributable to its operations and transactions, including, without limitation, registrar, transfer agent and custodian fees; legal, administrative and clerical services; rent for its office space and facilities; auditing; preparation, printing and distribution of its proxy statements, stockholders’ reports and notices; supplies and postage; Federal and state registration fees; FINRA and securities exchange listing fees and expenses; Federal, state and local taxes; Independent Directors’ fees; interest on its borrowings; brokerage commissions; and the cost of issue, sale and repurchase of its shares.

Under the New Agreement (as is the case under the Current Agreement), Royce shall not be liable to the Fund for any action taken or omitted to be taken by Royce in connection with the performance of any of its duties or obligations thereunder or otherwise as an investment adviser to the Fund, and the Fund shall indemnify Royce and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by Royce in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by Royce in connection with the performance of any of its duties or obligations thereunder or otherwise as an investment adviser to the Fund. Notwithstanding the immediately preceding sentence to the contrary, nothing contained in the New Agreement (or the Current Agreement) shall protect or be deemed to protect Royce against or entitle or be deemed to entitle Royce to indemnification in respect of, any liability to the Fund or its security holders to which Royce would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties and obligations under the New Agreement (or the Current Agreement).

Determinations of whether and the extent to which Royce is entitled to indemnification under the New Agreement (or the Current Agreement) shall be made by reasonable and fair means, including (i) a final decision on the merits by a court or other body before whom the action, suit or other proceeding was brought that Royce was not liable by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties, or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that Royce was not liable by reason of such misconduct by (a) the vote of a majority of a quorum of the Independent Directors who are not parties to the action, suit or other proceeding, or (b) an independent legal counsel in a written opinion.

Unless sooner terminated as provided therein, the New Agreement will continue in effect until June 30, 2022. Thereafter, if not terminated, the New Agreement shall continue in effect so long as such continuance is specifically approved at least annually in the manner required by the 1940 Act.  The original termination date for the Current Agreement has passed but its continuance has been approved annually by the Board in accordance with the terms of the Current Agreement.  The Current Agreement provides that it shall continue in effect so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to the Current Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.  Because the requirements for continuance of the Current Agreement are derived from the 1940 Act, those provisions are substantially identical to the requirements for continuance of the New Agreement.

As is the case with the Current Agreement, the New Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ written notice by the vote of a majority of the outstanding voting securities of the Fund, or by the vote of a majority of the Fund’s directors or by Royce, and will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act); provided, however, that the limitation of liability and indemnification provisions of the New Agreement (and the Current Agreement) shall remain in full force and effect, and Royce shall remain entitled to the benefits thereof, notwithstanding any such termination.

Possible Interim Investment Advisory Agreement

If the Fund’s stockholders do not approve the New Agreement and the Transaction is completed, an interim investment advisory agreement between Royce and the Fund (the “Interim Agreement”) will take effect upon the closing of the Transaction. The Interim Agreement, which has been approved by the Board, will allow Royce to continue providing services to the Fund while stockholder approval of the New Agreement continues to be sought.

The terms of the Interim Agreement are substantially identical to those of the Current Agreement, except for the term and escrow provisions described below. The Interim Agreement will continue in effect for a term ending on the earlier of 150 days from the closing of the Transaction (the “150-day period”) or when the Fund’s stockholders approve the New Agreement. Pursuant to Rule 15a-4 under the 1940 Act, compensation earned by Royce under the Interim Agreement will be held in an interest-bearing escrow account. If the Fund’s stockholders approve the New Agreement prior to the end of the 150-day period, the amount held in the escrow account under the Interim Agreement will be paid to Royce. If the Fund’s stockholders do not approve the New Agreement prior to the end of the 150-day period, the Board will consider what further action to take consistent with its duties under applicable law, and Royce will be paid the lesser of its costs incurred in performing its services under the Interim Agreement or the total amount of the escrow account, plus interest earned. Thereafter, the Board would either negotiate a new investment advisory agreement with an advisory organization selected by the Board or make other appropriate arrangements.

Board Evaluation

At a Board meeting held on April 21, 2020 (the “April Board Meeting”), representatives of Royce, Legg Mason, and Franklin Templeton made presentations to, and responded to questions from, the Board regarding the Transaction and Franklin Templeton’s plans and intentions regarding Legg Mason’s asset management business, including the preservation and continued investment autonomy of Royce and the combination of the distribution resources of Royce, Legg Mason, and Franklin Templeton. The Board was advised that the Transaction, if completed, would constitute a “change of control” under the 1940 Act that would result in the termination of the Current Agreement. At the April Board Meeting, which included meetings of the full Board and separate meetings of the Independent Directors, the Board considered, among other things, whether it would be in the best interests of the Fund and its stockholders to approve the New Agreement, and the anticipated impacts of the Transaction on the Fund and its stockholders. The Board, including a majority of the Independent Directors, approved the New Agreement for the Fund at the April Board Meeting.

To assist the Board in its consideration of the New Agreement, Franklin Templeton provided materials and information about Franklin Templeton, including its financial condition and asset management capabilities and organization. Franklin Templeton and Legg Mason also provided materials and information about the Transaction. The Independent Directors, through their independent legal counsel, also requested and received additional information from Franklin Templeton and Legg Mason in connection with the Independent Directors’ consideration of the New Agreement. The additional information was provided in advance of the April Board Meeting. After the presentations and after reviewing the written materials provided, the Independent Directors met in executive session with their counsel to consider the New Agreement.

The Board’s evaluation of the New Agreement reflected the information provided specifically in connection with their review of the New Agreement, as well as, where relevant, information that was previously furnished to the Board in connection with the most recent renewal of the Current Agreement at in-person meetings held on June 5, 2019 and at other Board meetings held thereafter.

Among other things, the Directors considered:

(i) the reputation, experience, financial strength, and resources of Franklin Templeton and its investment advisory subsidiaries;

(ii) that Franklin Templeton has informed the Board that it intends to maintain the investment autonomy of the Legg Mason investment advisory subsidiaries, including Royce;

(iii) that Franklin Templeton and Legg Mason have informed the Board that, following the Transaction, there is not expected to be any diminution in the nature, extent, and quality of services provided to the Fund and its stockholders by Royce, including compliance and non-advisory services, and has represented that there are not expected to be any changes in the portfolio management personnel managing the Fund as a result of the Transaction;

(iv) that there will not be any changes to the Fund’s custodian or other service providers as a result of the Transaction;

(v) that Franklin Templeton has informed the Board that it has no present intention to alter any currently effective fee waiver and expense reimbursement arrangements for the U.S. registered investment companies advised by Royce, and, while it reserves the right to do so in the future, it would consult with the Board before making any future changes;

(vi) that Franklin Templeton does not expect to propose any changes to the investment objective or principal investment strategies of the Fund as a result of the Transaction;

(vii) the potential benefits to Fund stockholders from being part of a combined fund family with Franklin Templeton-sponsored funds and access to a broader array of investment and distribution opportunities;

(viii) that Franklin Templeton’s distribution capabilities, particularly with respect to retail investors, and significant network of intermediary relationships may provide additional opportunities for the Fund to grow assets and lower fees and expenses by spreading expenses over a larger asset base;

(ix) that each of Franklin Templeton and Legg Mason will derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

(x) the fact that the Fund’s contractual investment advisory fee rate and administrative fee arrangements will remain the same and will not increase by virtue of the New Agreement;

(xi) the terms and conditions of the New Agreement, including that the New Agreement is substantially identical to the Current Agreement except for the date of execution, effectiveness, and termination and certain non-material updating changes;

(xii) the support expressed by the current senior management team at Legg Mason for the Transaction and Legg Mason’s recommendation that the Board approve the New Agreement;

(xiii) that the Current Agreement is the product of multiple years of review and negotiation and information received and considered by the Board in the exercise of its business judgment during those years, and that on June 5, 2019 the Board had performed a full review of and approved the Current Agreement as required by the 1940 Act and had determined in the exercise of its business judgment that Royce has the capabilities, resources, and personnel necessary to provide the services provided to the Fund, and that the investment advisory fees paid by or in respect of the Fund represent reasonable compensation to Royce in light of the services provided, the costs to Royce of providing those services, the fees and other expenses paid by similar funds, and such other matters as the Board considered relevant in the exercise of its business judgment, and represented an appropriate sharing between Fund stockholders and Royce of any economies of scale in the management of the Fund at current and anticipated asset levels;

(xiv) that the Current Agreement was considered and approved on June 5, 2019;

(xv) that the Fund will not bear the costs of obtaining stockholder approval of the New Agreement, including the legal costs associated with the proxy solicitation, regardless of whether the Transaction is consummated; and

(xvi) that under the Transaction Agreement, Franklin Templeton acknowledged that Legg Mason had entered into such Transaction Agreement in reliance upon the benefits and protections provided by Section 15(f) of the 1940 Act, and that, in furtherance of the foregoing, Franklin Templeton agreed to use reasonable best efforts to conduct its business so that (a) for a period of not less than three years after the closing of the Transaction, no more than 25% of the Directors shall be “interested persons” (as defined in the 1940 Act) of Royce, and (b) for a period of not less than two years after the closing of the Transaction, neither Franklin Templeton nor any of its affiliates shall impose an “unfair burden” (within the meaning of the 1940 Act, including any interpretations or no-action letters of the Commission) on the Fund as a result of the transactions contemplated by the Transaction Agreement or any express or implied terms, conditions, or understandings applicable thereto.

Certain of these considerations are discussed in more detail below.

In their deliberations, the Directors considered information received in connection with the most recent approval or continuation of the Current Agreement in addition to information provided by Franklin Templeton and Legg Mason in connection with their evaluation of the terms and conditions of the New Agreement. The Board also took into account information furnished throughout the year at regular Board meetings, including reports on investment performance, stockholder services, regulatory compliance, cybersecurity risk, allocation of brokerage commissions, “soft dollar” research services received by Royce, and other direct and indirect benefits to Royce and its affiliates from their relationship with the Fund. The Directors did not identify any particular information that was all-important or controlling, and each Director may have attributed different weights to the various factors.

The information provided and presentations made to the Board encompassed the Fund. The discussion below for the Fund covers both the investment advisory functions rendered by Royce for the Fund pursuant to the New Agreement and the administrative functions rendered by Royce for the Fund pursuant to the Administration Agreement, by and between Royce and the Fund.

The Independent Directors were advised by separate independent legal counsel throughout the process. Prior to voting, the Independent Directors received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the New Agreement. The Independent Directors also reviewed and discussed the proposed approval of the New Agreement with their independent legal counsel in a private session at which no representatives of Royce, Legg Mason, or Franklin Templeton were present.

Nature, extent, and quality of the services under the New Agreement. The Board received and considered information regarding the nature, extent, and quality of services provided to the Fund by Royce under the Current Agreement. The Board considered the following factors to be of fundamental importance to its consideration of the Current Agreement: (i) Royce’s more than 45 years of value investing experience and track record; (ii) the history of long-tenured Royce portfolio managers managing many of its other open-end mutual funds, and closed-end funds; (iii) Royce’s focus on mid-cap, small-cap and micro-cap value investing; (iv) the consistency of Royce’s approach to managing the Fund, other closed-end funds, and open-end mutual funds over more than 45 years; (v) the integrity and high ethical standards adhered to at Royce; (vi) Royce’s specialized experience in the area of trading small- and micro-cap securities; (vii) Royce’s historical ability to attract and retain portfolio management talent; and (viii) Royce’s focus on stockholder interests as exemplified by expansive stockholder reporting and communications. The Board also noted that Royce’s compensation policy arrangements strongly encourage portfolio manager investment in any fund that they manage. The Board also reviewed the services that Royce provides to the Fund, including, but not limited to, managing the Fund’s investments in accordance with the stated policies of the Fund. The Board considered the fact that Royce provided certain administrative services to the Fund at cost pursuant to the Administration Agreement between Royce and the Fund. The Board also took into consideration the histories, reputations and backgrounds of Royce’s portfolio managers for the Fund, finding that these would likely have an impact on the continued success of such Fund. The Board also noted Royce’s ability to attract and retain qualified and experienced personnel.

In evaluating the nature, extent, and quality of the services to be provided to the Fund by Royce under the New Agreement, the Directors considered, among other things, the expected impact, if any, of the Transaction on the operations, facilities, organization and personnel of Royce, and that Franklin Templeton and Legg Mason have advised the Board that, following the completion of the Transaction, there is not expected to be any diminution in the nature, extent, and quality of the services provided to the Fund and its stockholders by Royce, including compliance and other non-advisory services, and that there are not expected to be any changes in portfolio management personnel for the Fund as a result of the Transaction. The Board also considered information provided by Franklin Templeton regarding its business and operating structure, scale of operation, leadership and reputation, distribution capabilities, and financial condition. The Board recognized the importance of the Fund having an investment adviser with access to significant organizational and financial resources.

The Board received and considered information prepared internally by Royce and independently by Broadridge Financial Solutions, Inc. (“Broadridge”) using the database and methodology of Morningstar Associates, LLC (“Morningstar”) containing detailed investment advisory fee, expense ratio, and investment performance comparisons for the Fund with other funds in its “peer group” and “category” in connection with its consideration of the Current Agreement. The Board was provided with a description of the methodology used to determine the similarity of the Fund with the funds included in its peer group. It was noted that while the Directors found the Broadridge data generally useful, they recognized its limitations, including that the data may vary depending on the end date selected and that the results of the performance comparisons may vary depending on the selection of the peer group and its composition over time. The Directors believe that risk-adjusted performance continues to be the most appropriate measure of the Fund’s investment performance and attach primary importance to risk-adjusted performance over relatively long periods of time, typically 3 to 10 years. The Board noted that the Fund had less than 10 full calendar years of performance because its inception date was October 18, 2013. It was also noted that the Board received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark and against its peers. In addition, the Board considered the Fund’s performance in light of overall financial market conditions. Where the Fund’s performance was below the median during one or more specified periods, the Board noted the explanations from Royce concerning the Fund’s relative performance versus the peer group for the various periods. The Board also reviewed and considered the Fund’s absolute total returns, monthly rolling average returns, and down-market performance.

Based on their review of the materials provided and the assurances they had received from Franklin Templeton, Legg Mason, and Royce, the Directors determined that the Transaction was not expected to affect adversely the nature, extent, and quality of services provided by Royce and that the Transaction was not expected to have a material adverse effect on Royce’s ability to provide those services, and the Board concluded that, overall, the nature, extent, and quality of services expected to be provided, including performance, under the New Agreement were sufficient for approval.

Investment advisory fees and expense ratios. The Board reviewed and considered the Fund’s contractual investment advisory fee rate, the actual investment advisory fee rate paid by the Fund, and the Fund’s total and net operating expense ratio in light of the nature, extent, and quality of the investment advisory services provided to the Fund by Royce in connection with its consideration of the Current Agreement. In addition, the Board has also received and considered information provided by Broadridge comparing the Fund’s contractual investment advisory fee rate, the actual investment advisory fee rate paid by the Fund, and the Fund’s total and net expense ratios with those of funds in both the relevant expense group and a broader group of funds, each selected by Broadridge based on classifications provided by Morningstar. It was noted that while the Board found the Broadridge data generally useful they recognized its limitations, including that the data may vary depending on the selection of the peer group. The Board has also noted in the past that Royce manages the Fund in an active fashion and that the Fund has historically had a high active share score. The Directors also considered fees charged by Royce to institutional and other clients and noted that, given the greater levels of services that Royce provides to registered investment companies such as the Fund as compared to other accounts, the Fund’s investment advisory fees compared favorably to these other accounts.

In evaluating the costs of the services to be provided by Royce under the New Agreement, the Directors considered, among other things, whether investment advisory fees or other expenses would change as a result of the Transaction. Based on their review of the materials provided and the assurances they had received from Franklin Templeton, Legg Mason, and Royce, the Directors determined that the Transaction would not increase the total fees payable by the Fund for investment advisory services.

Taking all of the above into consideration, as well as the factors identified below, the Board determined that the investment advisory fee for the Fund was reasonable in light of the nature, extent, and quality of the services to be provided under the New Agreement.

Profitability and economies of scale. The Board considered the cost of the services provided by Royce and the profits realized by Royce from its relationship with the Fund in connection with its consideration of the Current Agreement. As part of the analysis, the Board discussed with Royce its methodology in allocating its costs to the Fund and concluded that Royce’s allocations were reasonable. The Board concluded that Royce’s profits with respect to the Fund were reasonable in relation to the nature and quality of services provided.

The Board also considered whether there have been economies of scale in respect of the management of the Fund, whether the Fund has appropriately benefited from any economies of scale and whether there is potential for realization of any further economies of scale in connection with its consideration of the Current Agreement. The Board noted the time and effort involved in managing portfolios of small- and micro-cap stocks and that they did not involve the same efficiencies as do portfolios of large-cap stocks. The Directors further noted that, as a closed-end fund, the Fund generally would not be expected to have significant inflows of capital that might produce increasing economies of scale. The Directors concluded that the current fee structure for the Fund was reasonable and that its stockholders sufficiently participated in economies of scale and that no changes were necessary.

The Directors noted that Franklin Templeton and Legg Mason expected to realize cost savings from the Transaction based on synergies of operations. However, they noted that other factors could also affect profitability and potential economies of scale, and that it was not possible to predict with any degree of certainty how the Transaction would affect Royce’s profitability from its relationship with the Fund, nor to quantify at this time any possible future economies of scale, but the Directors noted they would continue to evaluate these matters going forward.

Other benefits to Royce. The Board considered other benefits received by Royce as a result of its relationship with the Fund, including the opportunity to offer additional products and services to Fund stockholders. In light of the costs of providing investment advisory and other services to the Fund and the ongoing commitment of Royce to the Fund, the Board considered that the ancillary benefits that Royce received were reasonable. In evaluating the fall-out benefits to be received by Royce under the New Agreement, the Directors considered whether the Transaction would have an impact on the fall-out benefits received by virtue of the Current Agreement. Based on their review of the materials provided, and their discussions with Franklin Templeton and Legg Mason, the Directors determined that those benefits could include increased ability for Franklin Templeton, Legg Mason, and Royce to distribute shares of their funds and other investment products. The Directors noted that any such benefits were difficult to quantify with certainty at this time, and indicated that they would continue to evaluate them going forward.

The Board also considered that Franklin Templeton may derive reputational and other benefits from its ability to use the Royce name in connection with operating and marketing of its funds. The Board also considered that the Transaction, if completed, would significantly increase Franklin Templeton’s assets under management and expand Franklin Templeton’s investment capabilities.

Conclusion. After consideration of the factors described above as well as other factors, and in the exercise of their business judgment, the Directors, including the Independent Directors, unanimously concluded that the New Agreement, including the fees payable thereunder, was fair and reasonable and that entering into the New Agreement was in the best interests of the Fund’s stockholders, and they voted to approve the New Agreement and to recommend that the Fund’s stockholders approve the New Agreement.

Section 15(f) of the 1940 Act

Section 15(f) of the 1940 Act permits, in the context of a change in control of an investment adviser to a registered investment company, the receipt by such investment adviser (or any of its affiliated persons) of any amount or benefit in connection with such sale, as long as two conditions are satisfied. First, during the three-year period immediately following the sale of such interest, at least 75% of the investment company’s board of directors/trustees must not be “interested persons” of the investment adviser within the meaning of the 1940 Act. Second, there may not be imposed an “unfair burden” on the investment company as a result of the sale of such interest, or any express or implied terms, conditions or understandings applicable thereto. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services).

The Board has not been advised by Royce, Legg Mason, or Franklin Templeton of any circumstances arising from the Transaction that might result in the imposition of an “unfair burden” being imposed on the Fund. Moreover, Franklin Templeton has advised the Board that it will not take, nor cause its affiliates to take, any action that would have the effect of causing the conditions of Section 15(f) not to be satisfied with respect to the Transaction.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE PROPOSAL TO APPROVE THE NEW INVESTMENT ADVISORY AGREEMENT

ADDITIONAL INFORMATION

General

Under the rules of the NYSE that govern brokers who have record ownership of Fund shares that are held in “street name” for their customers (i.e., the beneficial owners of Fund shares), brokers who have not received voting instructions from beneficial owners have the discretion to vote such shares on routine matters, but do not have the discretion to vote such shares on non-routine matters. With respect to the proposal to approve the New Agreement, it is not expected that brokers will be permitted to vote Fund shares in their discretion.

Share Ownership Information and Interest of Certain Persons in Matters to be Acted Upon

Except as set forth in Appendix C to this Proxy Statement, to the Fund’s knowledge, as of the Record Date, no person is the beneficial or record owner of five percent or more of the Fund’s outstanding shares. As of the Record Date, all of the directors and officers of the Fund (12 persons) owned, in the aggregate, more than 1% of the Fund’s outstanding shares as set forth in Appendix C to this Proxy Statement. Each member of the Board who is not an “interested person” (as defined in the 1940 Act) of the Fund or Royce (each, an “Independent Director” and collectively, the “Independent Directors”) does not, as of the Record Date, own any securities of, or have any other material direct or indirect interest in, Legg Mason, Franklin Templeton or any of their respective affiliates.

Solicitation of Proxies

The Fund’s proxy solicitor, Innisfree, is responsible for printing proxy cards, mailing proxy materials to Fund stockholders, soliciting broker-dealer firms, custodians, nominees, and fiduciaries, tabulating the returned proxies, and performing other proxy solicitation services. Some officers of the Fund, employees of Royce Fund Services, LLC (“RFS”), and Innisfree may solicit proxies personally and by telephone, if deemed desirable. Innisfree expects that approximately 30 of its employees will assist in the proxy solicitation. Innisfree will be paid a fee of up to $125,000, plus reasonable out-of-pocket expenses. Such costs will be paid by Legg Mason (and not by the Fund). Royce will also cause Legg Mason (not the Fund) to reimburse brokerage firms, custodians, nominees, and fiduciaries for their expenses in forwarding proxy materials to the beneficial owners of Fund shares. If you need assistance voting, please call Innisfree toll-free at (877) 825-8906. Except as set forth in this Proxy Statement, neither the Fund nor any person acting on its behalf has employed, retained or agreed to compensate any person to make solicitations or recommendations to stockholders of the Fund concerning the proxy solicitation.

Inspector of Election

Stockholders vote at the Meeting by casting ballots (in person or by proxy), which votes will be tabulated by an independent Inspector of Election appointed by the chairman of the Meeting.

Quorum

A quorum of Fund stockholders is necessary to hold a valid meeting of stockholders. Under the Fund’s Bylaws, a quorum will exist at the Meeting if stockholders entitled to cast at least a majority of the votes entitled to be cast at the Meeting are present at the Meeting in person or by proxy. In determining whether a quorum is present at the Meeting, the Inspector of Election will count shares of the Fund represented by proxies that reflect abstentions, “uninstructed shares,” and the withholding of authority to vote as shares that are present and entitled to vote at the Meeting. “Uninstructed shares” are, with respect to the proposal to approve the New Agreement, Fund shares held by brokers or nominees as to which the broker or nominee does not have discretionary voting power and for which the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how such shares will be voted, but for which a broker or nominee returns a proxy card without actually voting on the proposal to approve the New Agreement. The Fund may request that selected brokers or nominees return proxies in respect of shares of the Fund for which the broker or nominee does not have discretionary voting power or for which voting instructions have not been received to the extent necessary to obtain a quorum at the Meeting. Thus, shares of the Fund represented by proxies that reflect abstentions, “uninstructed shares,” and the withholding of authority to vote will be counted in determining (i) whether a quorum is present at the Meeting and (ii) the total number of shares present at the Meeting.

Required Vote

Approval of the New Agreement requires the affirmative vote of a majority of the outstanding voting securities of the Fund, which is defined in the 1940 Act as the lesser of: (i) 67% or more of the shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy at the Meeting; or (ii) more than 50% of the outstanding shares of the Fund. Shares of the Fund represented by proxies that reflect abstentions, “uninstructed shares,” and the withholding of authority to vote will have the same effect as a vote against the proposal to approve the New Agreement. As of the Record Date, the Fund had 10,503,468 outstanding shares of common stock, par value $0.001 per share.

Adjournment or Postponement of Meeting

If a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve the New Agreement are not received, the chairman of the Meeting may, without notice other than by announcement at the Meeting, adjourn the Meeting to a later date and time and place as permitted by the Fund’s Bylaws until a quorum shall attend or sufficient votes to approve the New Agreement shall be received, as applicable.  In the event a quorum is not present at the Meeting, any such adjournment date may not be more than 120 days after the original record date (i.e., May 1, 2020).

The Meeting may be postponed prior to the Meeting. If it is decided to hold the Meeting at a different time or in a different location, or partially or entirely by means of remote communication (i.e., a virtual meeting), we will provide timely notice of any such change by means of a press release, which will be posted on the following website: http://www.royceinvest.com. An announcement of any change will also be filed on a timely basis with the Commission via its EDGAR system. In the event it is decided to hold a virtual meeting rather than an in-person meeting, such notice will include important information regarding the virtual meeting, including how to access, participate in, and vote at, such virtual meeting.

If the Meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the Meeting (i.e., May 1, 2020), the Board will set a new record date for the Meeting. In that case, any proxy received by the Fund from a stockholder who was a stockholder of record on both the record date originally set for the Meeting and the new record date for such Meeting shall remain in full force and effect unless explicitly revoked, or a later dated proxy is submitted, by the applicable stockholder.

Information about Royce, Its Affiliated Broker-Dealer, Fees Paid by the Fund to Royce and its Affiliates, and Other U.S. Registered Investment Companies Advised by Royce

Royce. Royce, whose principal executive offices are at 745 Fifth Avenue, New York, NY 10151, is responsible for the management of the Fund’s assets. Royce has been investing in smaller-company securities with a value approach for more than 45 years. Royce’s assets under management were approximately $9 billion as of March 31, 2020.

Royce is a Delaware limited partnership. Royce’s general partner is Royce & Associates GP, LLC (“Royce GP”). Royce’s limited partners are Legg Mason Royce Holdings, LLC (“Legg Mason Royce Holdings”) and certain employees of Royce GP. Royce is more than 75% owned and controlled by Legg Mason Royce Holdings. Legg Mason Royce Holdings is 100% owned and controlled by Legg Mason. The principal executive offices of Legg Mason and Legg Mason Royce Holdings are at 100 International Drive, Baltimore, Maryland 21202.

Appendix D to this Proxy Statement sets forth the names and principal occupations of the members of Royce’s Board of Managers and Royce’s principal executive officers along with the names and titles of each Director and officer of the Fund who is an officer, employee, or director of Royce. The principal address of each individual as it relates to such duties is the same as that set forth above for Royce.

Affiliated Broker-Dealer. Royce Fund Services, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Royce, is the distributor for the various series of The Royce Fund and Royce Capital Fund, registered open-end investment companies advised by Royce. RFS’s principal office is located at 745 Fifth Avenue, New York, New York 10151.

Information Relating to Amounts and Brokerage Commissions Paid by Fund to Royce and its Affiliates. Appendix E to this Proxy Statement sets forth, for the fiscal year ended December 31, 2019, information relating to: (i) amounts paid by the Fund to Royce and its affiliates and related waivers and (ii) brokerage commissions paid by the Fund to affiliated brokers. There were no other material payments by the Fund to Royce or its affiliates during that period.

Information Relating to Other U.S. Registered Investment Companies Advised by Royce. Appendix F to this Proxy Statement sets forth information relating to other U.S. registered investment companies for which Royce serves as investment adviser.

Fiscal Year

The fiscal year end of the Fund is December 31.

Stockholder Proposals

Proposals of stockholders intended to be presented at the Fund’s 2020 Annual Meeting of Stockholders must have been received by the Fund by April 14, 2020 for inclusion in the Fund’s proxy statement and form of proxy for such annual meeting. The Fund’s Bylaws generally require advance notice be given to the Fund in the event a stockholder desires to nominate a person for election to the Board or to transact any other business from the floor at an annual meeting of stockholders. Notice of any such nomination or other business intended to be presented at the Fund’s 2020 Annual Meeting of Stockholders must be in writing and have been received at the Fund’s principal executive office between March 15, 2020 and April 14, 2020. Written proposals should be sent to the Secretary of the Fund at 745 Fifth Avenue, New York, New York 10151.

Householding of Proxy Materials

Under the Commission’s rules, companies and intermediaries (such as brokers) may satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This practice, known as “householding,” is intended to improve the convenience of stockholders and to reduce the Fund’s printing and postage costs.

A number of brokers with accountholders who are stockholders of the Fund will be householding the Fund’s proxy materials and, accordingly, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or call the Fund at 1-800-221-4268 or write the Fund at 745 Fifth Avenue, New York, New York 10151.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their brokers. The Fund will provide, upon availability, without charge to each person being solicited by this Proxy Statement a copy of its 2019 Annual Report to Stockholders on Form N-CSR for the year ended December 31, 2019.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, the Fund’s future operating results, the prospects of the Fund’s portfolio companies, the impact of investments that the Fund has made or may make, the dependence of the Fund’s future success on the general economy and its impact on the companies and industries in which the Fund invests, the ability of the Fund’s portfolio companies to achieve their objectives and those described under the heading “Important Performance, Expense, and Risk Information” and elsewhere in the Fund’s Annual Report to Stockholders on Form N-CSR, for the year ended December 31, 2019, and subsequent filings with the Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. Except as required by applicable law, all information contained herein is as of the date of this Proxy Statement, and the Fund does not intend to update this information.

OTHER BUSINESS

Pursuant to Maryland law and the Bylaws of the Fund, only the matters set forth in the Notice of Special Meeting, and procedural items relating to the matters set forth in the Notice of Special Meeting, may be brought before the Meeting. If any procedural matter is presented for a vote at the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matter in accordance with their discretion.

By order of the Board of Directors of Royce Global Value Trust, Inc.
John E. Denneen,
Secretary

Please fill in, date, and sign the WHITE proxy card and return it in the accompanying postage-paid envelope. You may also provide your voting instructions via telephone or the Internet by following the instructions on the WHITE proxy card. Please take advantage of these prompt and efficient vote authorization options.

Dated: May 11, 2020

APPENDIX A

INFORMATION REGARDING CURRENT INVESTMENT ADVISORY AGREEMENT
Fund	Date of Current Agreement	Date Last Submitted for Stockholder Approval*	Date Last Approved by Directors**	Contractual Investment Advisory Fee (as a percentage of average daily net assets)
Royce Global Value Trust, Inc.	January 1, 2019	September 10, 2013	June 5, 2019	1.00%
* The Current Agreement was approved by the Fund’s initial stockholder in connection with the initial approval of such agreement.

** The only action taken by the Board with respect to the Current Agreement since the fiscal year ended December 31, 2018 was the approval of the continuation of such Current Agreement as described in this Proxy Statement.

APPENDIX B

FORM OF NEW INVESTMENT ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT

BETWEEN

ROYCE GLOBAL VALUE TRUST, INC.

AND

ROYCE & ASSOCIATES, LP

Investment Advisory Agreement made this _____ day of __________, 202_, by and between ROYCE GLOBAL VALUE TRUST, INC., a Maryland corporation (the “Fund”), and ROYCE & ASSOCIATES, LP, a Delaware limited partnership (the “Adviser”).

The Fund and the Adviser hereby agree as follows:

1.   Duties of the Adviser. The Adviser shall, during the term and subject to the provisions of this Agreement, (a) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes, and (b) provide the Fund with such investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its assets. The Adviser shall perform such duties in accordance with the applicable provisions of the Fund’s Articles of Incorporation, By-laws and stated investment objective, policies and restrictions and any directions it may receive from the Fund’s Board of Directors.

2.   Fund Responsibilities and Expenses Payable by the Fund. Except as otherwise provided in Paragraphs 1 and 3 hereof, the Fund shall be responsible for determining the net asset value of its shares and for all of its other operations and shall pay all administrative and other costs and expenses attributable to its operations and transactions, including, without limitation, registrar, transfer agent and custodian fees; legal, administrative and clerical services; rent for its office space and facilities; auditing; preparation, printing and distribution of its proxy statements, stockholders’ reports and notices; supplies and postage; Federal and state registration fees; FINRA and securities exchange listing fees and expenses; Federal, state, local and foreign taxes; non-affiliated directors’ fees; interest on its borrowings; brokerage commissions; and the cost of issue, sale and repurchase of its shares.

3.   Expenses Payable by the Adviser. The Adviser shall pay all expenses which it may incur in performing its duties under Paragraph 1 hereof and shall reimburse the Fund for any space leased by the Fund and occupied by the Adviser.

4.   Compensation of the Adviser.

(a)        The Fund agrees to pay to the Adviser, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a monthly fee equal to 1/12 of 1.00% (1.00% on an annualized basis) of the average net assets of the Fund for each month during the term of this Agreement. (The net assets of the Fund shall be computed by subtracting the amount of any indebtedness and other liabilities of the Fund from the value of the total assets of the Fund, and the liquidation preference of and any potential redemption premium for any preferred stock of the Fund that may hereafter be issued and outstanding shall not be treated as an indebtedness or other liability of the Fund for this purpose.) Such compensation shall be accrued on the Fund’s books at the close of business on each day that the value of its net assets is computed during each year and shall be payable to the Adviser monthly, at or promptly following the end of each such month. However, the Fund and the Adviser may agree in writing to temporarily or permanently reduce such fee.

(b)        In the event of any termination of this Agreement, the fee provided for in this Paragraph 4 shall be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

5.   Excess Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund and its other accounts.

6.   Limitations on the Employment of the Adviser. The services of the Adviser to the Fund shall not be deemed exclusive, and the Adviser may engage in any other business or render similar or different services to others so long as its services to the Fund hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to any other business, whether of a similar or dissimilar nature. So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Fund, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder, and shall not be responsible for any action of or directed by the Board of Directors of the Fund, or any committee thereof, unless such action has been caused by the Adviser’s gross negligence, willful malfeasance, bad faith or reckless disregard of its obligations and duties under this Agreement.

7.   Responsibility of Dual Directors, Officers and/or Employees. If any person who is a director, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Fund and acts as such in any business of the Fund pursuant to this Agreement, then such director, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Fund, and not as a director, officer or employee of the Adviser or under the control or direction of the Adviser, although paid by the Adviser.

8.   Protection of the Adviser. The Adviser shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund, and the Fund shall indemnify the Adviser and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Adviser in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Adviser against or entitle or be deemed to entitle the Adviser to indemnification in respect of any liability to the Fund or its stockholders which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties and obligations under this Agreement.

2

Determinations of whether and the extent to which the Adviser is entitled to indemnification hereunder shall be made by reasonable and fair means, including (a) a final decision on the merits by a court or other body before whom the action, suit or other proceeding was brought that the Adviser was not liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties, or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Adviser was not liable by reason of such misconduct by (i) the vote of a majority of a quorum of the directors of the Fund who are neither “interested persons” of the Fund (as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”)) nor parties to the action, suit or other proceeding or (ii) an independent legal counsel in a written opinion.

9.         Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective as of the date above written and shall replace and supersede in all respects the Investment Advisory Agreement (other than the provisions of Paragraph 8 thereof, which shall remain in full force and effect), dated as of June 26, 2013, by and between the Fund and the Adviser, the Amended and Restated Investment Advisory Agreement (other than the provisions of Paragraph 8 thereof, which shall remain in full force and effect), dated as of July 1, 2016, by and between the Fund and the Adviser, and the Amended and Restated Investment Advisory Agreement (other than the provisions of Paragraph 8 thereof, which shall remain in full force and effect), dated as of January 1, 2019, by and between the Fund and the Adviser. This Agreement shall remain in effect until June 30, 2022, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually in the manner required by the 1940 Act. This Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ written notice by the vote of a majority of the outstanding voting securities of the Fund, or by the vote of a majority of the Fund’s directors or by the Adviser, and will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act); provided, however, that the provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any such termination.

3

The Fund may, so long as this Agreement remains in effect, use “Royce” as part of its name. The Adviser may, upon termination of this Agreement, require the Fund to refrain from using the name “Royce” in any form or combination in its name or in its business, and the Fund shall, as soon as practicable following its receipt of any such request from the Adviser or, so refrain from using such name.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

10.       Stockholder Liability. Notice is hereby given that this Agreement is entered into on the Fund’s behalf by an officer of the Fund in his capacity as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Fund’s Directors, officers, employees, agents or stockholders individually, but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

ROYCE GLOBAL VALUE TRUST, INC.

By:
Name: Christopher D. Clark
Title: President

ROYCE & ASSOCIATES, LP

By:
Name: Christopher D. Clark
Title: Chief Executive Officer

4

APPENDIX C

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is information, as of the as of the Record Date, concerning stock ownership of: (i) all persons known by the Fund to own beneficially 5% or more of the Fund’s outstanding shares of common stock and (ii) the Fund’s officers and Directors (12 persons).

The percentages in the “Percent” column are calculated in accordance with the rules of the Commission, under which a person may be deemed to be the beneficial owner of shares if that person has or shares the power to vote or dispose of those shares or has the right to acquire beneficial ownership of those shares within 60 days (for example, through the exercise of an option or warrant). The shares shown in the table as beneficially owned by certain individuals may include shares owned by certain members of their respective families. Because of these rules, more than one person may be deemed to be the beneficial owner of the same shares. The inclusion of the shares shown in the table is not necessarily an admission of beneficial ownership of those shares by the person indicated. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner or Identity of Group	Amount of Ownership	Percent*
Charles M. Royce+, Portfolio Manager (1)	405,589	3.86%
Christopher D. Clark, President and Director(1)	54,038	0.51%
Patricia W. Chadwick, Director(1)	0	0.00%
Christopher C. Grisanti, Director (1)	0	0.00%
Arthur S. Mehlman, Director (1)	2,310	0.02%
G. Peter O’Brien, Director (1)	381	0.00%
Michael K. Shields, Director (1)	8,500	0.08%
Francis D. Gannon, Vice President(1)	5,049	0.05%
Daniel A. O’Byrne, Vice President (1)	0	0.00%
Peter K. Hoglund, Treasurer(1)	0	0.00%
John E. Denneen, Secretary(1)	12,600	0.12%
Lisa Curcio, Chief Compliance Officer(1)	0	0.00%
All Officers and Directors of the Fund as a group (12 persons)	488,467	4.65%

Saba Capital Management, L.P.(2)	1,381,757(3)	13.16%
Raymond James & Associates, Inc.(4)	819,784(5)	7.80%

_ ______

* All beneficial ownership percentages are based on the number of outstanding shares of the Fund’s common stock as of May 1, 2020.

+ Charles M. Royce also previously served as a Director of the Fund.

(1) Such person’s address is c/o Royce Global Value Trust, Inc., 745 Fifth Avenue, New York, NY 10151.

(2) The address for Saba Capital Management, L.P. is 405 Lexington Avenue, 58th Floor, New York, NY 10174.

(3) Based on information provided in a Section 13 filing made with the Commission on May 1, 2020.

(4) The address for Raymond James & Associates, Inc. is 880 Carillon Parkway, St. Petersburg, FL 33716.

(5) Based on information provided in a Section 13 filing made with the Commission on January 24, 2020.

Set forth below is information, as of the as of the Record Date, concerning stock ownership of all persons known by the Fund to own of record 5% or more of the Fund’s outstanding shares of common stock.

Name and Address of Record Owner	Amount and Nature of Ownership	Percent
Cede & Co.* Depository Trust Company P.O. Box #20 Bowling Green Station New York, NY 10028	10,335,543 shares − Record	98.40%
* Shares held by brokerage firms, banks and other financial intermediaries on behalf of beneficial owners are registered in the name of Cede & Co.

APPENDIX D

INFORMATION REGARDING MEMBERS OF ROYCE’S BOARD OF MANAGERS AND ROYCE’S PRINCIPAL EXECUTIVE OFFICERS
Name	Principal Occupation
Charles M. Royce

Chief Executive Officer (until June 2016), President (until June 2014), and Member of the Board of Managers of Royce. Member of the Board of Trustees of The Royce Fund ("TRF") and Royce Capital Fund ("RCF"). Senior Portfolio Manager for The Royce Funds (as defined below).

Christopher D. Clark

Chief Executive Officer, President, Co-Chief Investment Officer, Managing Director, and Member of the Board of Managers of Royce. President and Member of the Board of Directors/Trustees of the Fund, TRF, Royce Micro-Cap Trust, Inc. ("RMT"), Royce Value Trust, Inc. ("RVT"), and RCF (the Fund, TRF, RMT, RVT, and RCF are collectively referred to as "The Royce Funds").

Gunjan Banati	Chief Risk Officer and Managing Director Royce. Liquidity Risk Management Program Administrator for TRF and RCF.
John E. Denneen	General Counsel, Managing Director, Chief Legal and Compliance Officer, Secretary, and Member of the Board of Managers of Royce. Secretary and Chief Legal Officer of The Royce Funds.
Francis D. Gannon	Co-Chief Investment Officer and Managing Director of Royce. Vice President of The Royce Funds.
Peter K. Hoglund	Chief Financial Officer, Chief Administrative Officer, and Managing Director of Royce. Treasurer of The Royce Funds.
Laura A. Boydston	Member of the Board of Managers of Royce. Managing Director at Legg Mason.
Patricia Lattin	Member of the Board of Managers of Royce. Chief Human Resources Officer and Senior Managing Director at Legg Mason.
Peter H. Nachtwey	Member of the Board of Managers of Royce. Chief Financial Officer of Legg Mason and Member of its Executive Committee.

INFORMATION REGARDING EACH OFFICER OF THE FUND AND AND EACH DIRECTOR OF THE FUND WHO IS AN OFFICER, EMPLOYEE, OR DIRECTOR OF ROYCE
Name	Fund Title(s)
Christopher D. Clark	President and Director
John E. Denneen	Secretary and Chief Legal Officer
Francis D. Gannon	Vice President
Peter K. Hoglund	Treasurer
Lisa Curcio	Chief Compliance Officer
Daniel A. O’Byrne	Vice President

APPENDIX E

INFORMATION REGARDING AMOUNTS AND BROKERAGE COMMISSIONS
PAID BY FUND TO ROYCE AND ITS AFFILIATES

The following table sets forth, for the fiscal year ended December 31, 2019, information relating to: (i) amounts paid by the Fund to Royce and its affiliates and related waivers and (ii) brokerage commissions paid by the Fund to affiliated brokers.

Fund	Investment Advisory Fees Paid ($)	Investment Advisory Fees Waived ($)	Administration Fees ($)*	Aggregate Commissions Paid to Affiliated Brokers ($)	Percentage of Fund’s Aggregate Brokerage Commissions Paid to Affiliated Brokers
Royce Global Value Trust, Inc.	1,267,202	None	54,259	None	0.00%

* Expenses directly attributable to the Fund are charged to the Fund’s operations, while expenses applicable to more than one of the Royce Funds are allocated equitably. Certain personnel, occupancy costs and other administrative expenses related to the Fund are allocated by Royce under an administration agreement and are included in administrative and office facilities and professional fees.

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APPENDIX F

INFORMATION REGARDING OTHER FUNDS ADVISED OR SUBADVISED BY ROYCE

The table below sets forth certain information regarding U.S. registered investment companies, other than the Fund, for which Royce provides investment advisory or subadvisory services.  All information below is provided as of December 31, 2019.

Fund	Approximate Net Assets	Contractual Investment Advisory Fee (as a percentage of average daily net assets)
Royce Micro-Cap Portfolio	$159 million	1.25%*
Royce Small-Cap Portfolio	$399 million	1.00%*
Royce Value Trust, Inc.	$1.628 billion	Ranges from 0.50% to 1.50% of average net assets depending on performance compared to Standard & Poor’s SmallCap 600 Index
Royce Micro-Cap Trust, Inc.	$405 million	Ranges from 0.50% to 1.50% of average net assets depending on performance compared to Russell 2000 Index
Royce Dividend Value Fund	$104 million	●	0.85% of the first $2,000,000,000
		●	0.80% of the next $1,000,000,000
		●	0.75% of the next $1,000,000,000
		●	0.70% of any additional average net assets*
Royce Global Financial Services Fund	$37 million	●	1.00% of the first $2,000,000,000
		●	0.95% of the next $1,000,000,000
		●	0.90% of the next $1,000,000,000
		●	0.85% of any additional average net assets*
Royce International Premier Fund	$809 million	●	1.00% of the first $2,000,000,000
		●	0.95% of the next $1,000,000,000
		●	0.90% of the next $1,000,000,000
		●	0.85% of any additional average net assets*
Royce Micro-Cap Fund	$337 million	●	1.00% of the first $2,000,000,000
		●	0.95% of the next $1,000,000,000
		●	0.90% of the next $1,000,000,000
		●	0.85% of any additional average net assets*
Royce Opportunity Fund	$926 million	●	1.00% of the first $2,000,000,000
		●	0.95% of the next $1,000,000,000
		●	0.90% of the next $1,000,000,000
		●	0.85% of any additional average net assets
Royce Pennsylvania Mutual Fund	$1.949 billion	●	1.00% of the first $50,000,000
		●	0.875% of the next $50,000,000
		●	0.75% of any additional average net assets
Royce Premier Fund	$1.808 billion	●	1.00% of the first $2,000,000,000
		●	0.95% of the next $1,000,000,000
		●	0.90% of the next $1,000,000,000
		●	0.85% of any additional average net assets
Royce Small-Cap Value Fund	$171 million	●	1.00% of the first $2,000,000,000
		●	0.95% of the next $1,000,000,000
		●	0.90% of the next $1,000,000,000
		●	0.85% of any additional average net assets*
Royce Smaller-Companies Growth Fund	$260 million	●	1.00% of the first $2,000,000,000
		●	0.95% of the next $1,000,000,000
		●	0.90% of the next $1,000,000,000
		●	0.85% of any additional average net assets*
Royce Special Equity Fund	$1.092 billion	●	1.00% of the first $2,000,000,000
		●	0.95% of the next $1,000,000,000
		●	0.90% of the next $1,000,000,000
		●	0.85% of any additional average net assets
Royce Total Return Fund	$1.522 billion	●	1.00% of the first $2,000,000,000
		●	0.95% of the next $1,000,000,000
		●	0.90% of the next $1,000,000,000
		●	0.85% of any additional average net assets
* Royce waived a portion of its contractual investment advisory fee during the fiscal year ended December 31, 2019 pursuant to a contractual fee waiver and expense reimbursement arrangement.

Fund	Approximate Net Assets	Contractual Subadvisory Fee (as a percentage of average daily net assets)
Legg Mason Small-Cap Quality Value ETF	$11.2 million

90% of the management fee** paid to the investment manager by the fund, net of (i) all fees and expenses incurred by the investment manager under the relevant management agreement (including, without limitation, any subadvisory fee paid to another subadviser to the fund) and (ii) expense waivers and reimbursements
(In no event shall the subadvisory fee be less than zero)

** The management fee for Legg Mason Small-Cap Quality Value ETF is equal to 0.60% of its average daily net assets.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

WHITE PROXY

ROYCE GLOBAL VALUE TRUST, INC.

Special Meeting of Stockholders Scheduled to be Held On July 14, 2020

This Proxy is Solicited on Behalf of the Board of Directors of Royce Global Value Trust, Inc.

The undersigned hereby appoints Christopher D. Clark and John E. Denneen or either of them, acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of common stock of Royce Global Value Trust, Inc. (the “Fund”), held of record by the undersigned on May 1, 2020 at the Special Meeting of Stockholders of the Fund scheduled to be held on July 14, 2020 (the “Meeting”) (or any adjournment or postponement thereof). The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such Meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the Meeting (or any adjournment or postponement thereof).

PLEASE NOTE: If it is determined that the Meeting will be held at a different time, in a different location, or partially or entirely by means of remote communication (i.e., a virtual meeting), timely notice of any such change will be provided by means of a press release, which will be posted on the following website: http://www.royceinvest.com. You are encouraged to check the website prior to the Meeting if you plan to attend the Meeting in person. An announcement of any change will also be filed on a timely basis with the Securities and Exchange Commission via its EDGAR system. In the event it is decided to hold a virtual meeting rather than an in-person meeting, such notice will include important information regarding the virtual meeting, including how to access, participate in, and vote at, such virtual meeting.

YOUR VOTE IS VERY IMPORTANT — PLEASE VOTE TODAY

(Continued and to be marked, dated and signed on the other side)

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your Shares of Common Stock of Royce Global Value Trust, Inc.
for the upcoming Special Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Call toll-free from the U.S. or Canada at 1-866-214-3763 on a touch-tone telephone. If outside the U.S. or Canada, call 1-646-880-9088. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet – Please access https://www.proxyvotenow.com/rgt and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had signed and mailed a proxy card.

OR

3.	Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please sign, date and promptly return the proxy card in the enclosed postage-paid envelope we have provided, or mail to: Royce Global Value Trust, Inc., c/o Innisfree M&A Incorporated, 20 Oser Ave, Suite 100, Hauppauge NY 11788.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED▼

Please mark vote as in this sample

The Board of Directors unanimously recommends that you vote “FOR” Proposal 1.	FOR	AGAINST	ABSTAIN
1. Proposal to consider and approve a new investment advisory agreement, by and between Royce & Associates, LP and Royce Global Value Trust, Inc.	☐	☐	☐

Date:______________________________, 2020
Signature
Signature Joint Owners
Title
NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.